EXHIBIT 99.2

Global Net Lease, Inc.
Supplemental Information

Quarter ended June 30, 2020 (unaudited)

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2020 (Unaudited)

Forward-looking Statements:
This supplemental package of Global Net Lease, Inc. (the “Company”) includes “forward looking statements.” These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “anticipates,” “believes,” "expects," “estimates,” “projects,” “plans,” “intends,” “may," "will," "would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company's control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of the ongoing global COVID-19 pandemic, including actions taken to contain or treat COVID-19, on the Company, the Company's tenants and the global economy and financial markets and that any potential future acquisition is subject to market conditions and capital availability and may not be identified or completed on favorable terms, or at all, as well as those risk and uncertainties set forth in the Risk Factors section of the Company's Annual Report on Form 10-K for the year ended December 31, 2019 filed on February 28, 2020 and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company's subsequent reports. Further, forward looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.
Accounting Treatment of Rent Deferrals
The majority of the concessions granted to its tenants as a result of the COVID-19 pandemic are rent deferrals with the original lease term unchanged and collection of deferred rent deemed probable. The Company’s revenue recognition policy requires that it must be probable that the Company will collect virtually all of the lease payments due and does not provide for partial reserves, or the ability to assume partial recovery. In light of the COVID-19 pandemic, the FASB and SEC agreed that for leases where the total lease cash flows will remain substantially the same or less than those after the COVID-19 related effects, companies may choose to forgo the evaluation of the enforceable rights and obligations of the original lease contract as a practical expedient and account for rent concessions as if they were part of the enforceable rights and obligations of the parties under the existing lease contract. As a result, we do not expect rental revenue used to calculate Net Income and NAREIT FFO to be significantly impacted by these types of deferrals. In addition, since we currently believe that these amounts are collectible, we have excluded from the increase in straight-line rent for AFFO purposes the amounts recognized under GAAP relating to these types of rent deferrals.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2020 (Unaudited)

Non-GAAP Financial Measures
This section includes non-GAAP financial measures, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”) and Adjusted Funds from Operations (“AFFO”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”), and Cash Net Operating Income (“Cash NOI”). A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below.
Caution on Use of Non-GAAP Measures
FFO, Core FFO, AFFO, Adjusted EBITDA, NOI, and Cash NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.
We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs.
As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO, Core FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO, Core FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect the proportionate share of adjustments for non-controlling interest to arrive at FFO, Core FFO and AFFO, as applicable.
Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations
Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and, when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2020 (Unaudited)

Core Funds From Operations
In calculating Core FFO, we start with FFO, then we exclude certain non-core items such as acquisition, transaction and other costs, as well as certain other costs that are considered to be non-core, such as debt extinguishment costs, fire loss and other costs related to damages at our properties. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment. We also add back non-cash write-offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition, transaction and other costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties.
Adjusted Funds From Operations
In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include early extinguishment of debt and other items excluded in Core FFO as well as unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect our current operating performance. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently.
In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income. All paid and accrued merger, acquisition, transaction and other costs (including prepayment penalties for debt extinguishments) and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors, but are not reflective of on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to better assess the sustainability of our ongoing operating performance without the impact of transactions or other items that are not related to the ongoing performance of our portfolio of properties. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, and Cash Net Operating Income.
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non-cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other non-

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2020 (Unaudited)

cash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.
Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2020 (Unaudited)

Key Metrics
As of and for the three months ended June 30, 2020
Amounts in thousands, except per share data, ratios and percentages

Financial Results
Revenue from tenants	$81,109
Net income attributable to common stockholders	$966
Basic and diluted net income per share attributable to common stockholders [1]	$0.01
Cash NOI [2]	$70,410
Adjusted EBITDA [2]	$60,988
AFFO attributable to common stockholders [2]	$39,777
Dividends per share - second quarter [3]	$0.40
Dividend yield - annualized, based on quarter end share price	9.6%

Balance Sheet and Capitalization
Equity market capitalization - based on quarter end share price of $16.73 for common shares, $24.31 for Series A preferred shares and $22.95 for Series B preferred shares	$1,741,516
Net debt [4] [5]	1,750,679
Enterprise value	$3,492,195

Total capitalization	$3,809,019

Total consolidated debt [5]	$2,067,503
Total assets	$3,792,992
Liquidity [6]	$331,057

Common shares outstanding as of June 30, 2020 (thousands)	89,483
Share price, end of quarter	$16.73

Net debt to enterprise value	50.1%
Net debt to annualized adjusted EBITDA [7]	7.2	x

Weighted-average interest rate cost [8]	3.2%
Weighted-average debt maturity (years) [9]	5.2
Interest Coverage Ratio [10]	3.9	x

Real Estate Portfolio
Number of properties	296
Number of tenants	126

Square footage (millions)	34.6
Leased	99.6%
Weighted-average remaining lease term (years) [11]	8.9
Footnotes:
[1]  Adjusted for net income (loss) attributable to common stockholders for common share equivalents.
[2]  This Non-GAAP metric is reconciled below.
[3]  Represents quarterly dividend per share rate based off the new annualized dividend rate of $1.60.
[4]  Represents total debt outstanding of $2.1 billion, less cash and cash equivalents of $316.8 million.
[5]  Excludes the effect of deferred financing costs, net and mortgage (discount) premium, net.
[6]  Liquidity includes $14.2 million of availability under the credit facility and $316.8 million of cash and cash equivalents.
[7]  Annualized adjusted EBITDA annualized based on Adjusted EBITDA for the quarter ended June 30, 2020 multiplied by four.
[8] The weighted average interest rate cost is based on the outstanding principal balance of the debt.
[9]  The weighted average debt maturity is based on the outstanding principal balance of the debt.
[10] The interest coverage ratio is calculated by dividing adjusted EBITDA by cash paid for interest (interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net) for the quarter ended June 30, 2020.  Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.
[11] The weighted-average remaining lease term (years) is based on square feet.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2020

Consolidated Balance Sheets
Amounts in thousands

	June 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$434,306	$414,446
Buildings, fixtures and improvements	2,768,183	2,685,325
Construction in progress	13,720	11,725
Acquired intangible lease assets	656,790	651,768
Total real estate investments, at cost	3,872,999	3,763,264
Less accumulated depreciation and amortization	(579,650)	(517,123)
Total real estate investments, net	3,293,349	3,246,141
Cash and cash equivalents	316,824	270,302
Restricted cash	758	3,985
Derivative assets, at fair value	4,040	4,151
Unbilled straight-line rent	55,035	51,795
Operating lease right-of-use asset	49,450	50,211
Prepaid expenses and other assets	37,392	37,370
Due from related parties	351	351
Deferred tax assets	4,434	4,441
Goodwill and other intangible assets, net	21,943	21,920
Deferred financing costs, net	9,416	10,938
Total Assets	$3,792,992	$3,701,605

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,303,161	$1,272,154
Revolving credit facility	344,592	199,071
Term loan, net	398,955	397,893
Acquired intangible lease liabilities, net	29,564	30,529
Derivative liabilities, at fair value	17,542	7,507
Due to related parties	—	342
Accounts payable and accrued expenses	27,122	22,903
Operating lease liability	23,649	23,985
Prepaid rent	17,359	17,236
Deferred tax liability	14,559	14,975
Taxes payable	—	1,046
Dividends payable	4,934	4,006
Total Liabilities	2,181,437	1,991,647
Commitments and contingencies	—	—
Stockholders’ Equity:
7.25% Series A cumulative redeemable preferred stock	68	68
6.875% Series B cumulative redeemable perpetual preferred stock	35	35
Common stock	2,225	2,225
Additional paid-in capital	2,408,527	2,408,353
Accumulated other comprehensive (loss) income	(5,421)	20,195
Accumulated deficit	(810,923)	(733,245)
Total Stockholders’ Equity	1,594,511	1,697,631
Non-controlling interest	17,044	12,327
Total Equity	1,611,555	1,709,958
Total Liabilities and Equity	$3,792,992	$3,701,605

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2020 (Unaudited)

Consolidated Statements of Operations
Amounts in thousands, except per share data

	Three Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Revenue from tenants	$81,109	$79,242	$76,685	$77,942

Expenses:
Property operating	7,835	7,377	5,701	8,205
Operating fees to related parties	8,874	8,794	8,867	8,220
Impairment charges	—	—	—	6,375
Acquisition, transaction and other costs	33	280	19	192
General and administrative	3,412	2,961	1,334	3,250
Equity-based compensation	2,513	2,488	2,491	2,501
Depreciation and amortization	33,984	33,533	31,989	31,620
Total expenses	56,651	55,433	50,401	60,363
Operating income before loss on dispositions of real estate investments	24,458	23,809	26,284	17,579
Gain on dispositions of real estate investments	(153)	—	8,824	6,977
Operating income	24,305	23,809	35,108	24,556
Other income (expense):
Interest expense	(17,529)	(16,440)	(17,194)	(16,154)
(Loss) gain on extinguishment of debt	(309)	—	379	(563)
(Loss) gain on derivative instruments	(317)	3,143	(3,905)	3,044
Other income (expense)	71	48	195	(2)
Total other expense, net	(18,084)	(13,249)	(20,525)	(13,675)
Net income before income taxes	6,221	10,560	14,583	10,881
Income tax expense	(691)	(959)	(1,652)	(940)
Net income	5,530	9,601	12,931	9,941
Preferred stock dividends	(4,564)	(4,563)	(3,668)	(3,081)
Net income attributable to common stockholders	$966	$5,038	$9,263	$6,860

Basic and Diluted Earnings Per Share:
Basic and diluted net income per share attributable to common stockholders	$0.01	$0.05	$0.10	$0.08
Weighted average shares outstanding:
Basic	89,470	89,459	89,458	85,255
Diluted	90,103	89,499	90,777	86,203

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2020 (Unaudited)

Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
EBITDA:
Net income	$5,530	$9,601	$12,931	$9,941
Depreciation and amortization	33,984	33,533	31,989	31,620
Interest expense	17,529	16,440	17,194	16,154
Income tax expense	691	959	1,652	940
EBITDA	57,734	60,533	63,766	58,655
Impairment charges	—	—	—	6,375
Equity-based compensation	2,513	2,488	2,491	2,501
Acquisition, transaction and other costs	33	280	19	192
Loss (gain) on dispositions of real estate investments	153	—	(8,824)	(6,977)
Loss (gain) on derivative instruments	317	(3,143)	3,905	(3,044)
Loss on extinguishment of debt	309	—	(379)	563
Other (income) loss	(71)	(48)	(195)	2
Adjusted EBITDA	60,988	60,110	60,783	58,267
Operating fees to related parties	8,874	8,794	8,867	8,220
General and administrative	3,412	2,961	1,334	3,250
NOI	73,274	71,865	70,984	69,737
Amortization of above- and below- market leases and ground lease assets and liabilities, net	204	232	633	341
Straight-line rent	(3,068)	(1,487)	(1,695)	(1,506)
Cash NOI	$70,410	$70,610	$69,922	$68,572

Cash Paid for Interest:
Interest Expense	$17,529	$16,440	$17,194	$16,154
Non-cash portion of interest expense	(1,847)	(1,810)	(1,789)	(1,906)
Amortization of mortgage (discount) premium, net	(3)	(10)	(28)	(30)
Total cash paid for interest	$15,679	$14,620	$15,377	$14,218

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2020 (Unaudited)

Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Funds from operations (FFO):
Net income attributable to common stockholders (in accordance with GAAP)	$966	$5,038	$9,263	$6,860
Impairment charges	—	—	—	6,375
Depreciation and amortization	33,984	33,533	31,989	31,620
Loss (gain) on dispositions of real estate investments	153	—	(8,824)	(6,977)
FFO (as defined by NAREIT) attributable to common stockholders	35,103	38,571	32,428	37,878
Acquisition, transaction and other costs [1]	33	280	19	192
Loss on extinguishment of debt [2]	309	—	(379)	563
Core FFO attributable to common stockholders	35,445	38,851	32,068	38,633
Non-cash equity-based compensation	2,513	2,488	2,491	2,501
Non-cash portion of interest expense	1,847	1,810	1,789	1,906
Amortization of above and below-market leases and ground lease assets and liabilities, net	204	232	633	341
Straight-line rent	(3,068)	(1,487)	(1,695)	(1,506)
Straight-line rent (rent deferral agreements) [3]	1,508	—	—	—
Eliminate unrealized losses (gains) on foreign currency transactions [4]	1,325	(2,082)	4,592	(1,670)
Amortization of mortgage discounts and premiums, net	3	10	28	30
Adjusted funds from operations (AFFO) attributable to common stockholders	$39,777	$39,822	$39,906	$40,235

Weighted average common shares outstanding - Basic	89,470	89,459	89,458	85,255
Weighted average common shares outstanding - Diluted	90,103	89,499	90,777	86,203
Net income per share attributable to common shareholders	$0.01	$0.05	$0.1	$0.08
FFO per diluted common share	$0.39	$0.43	$0.36	$0.44
Core FFO per diluted common share	$0.39	$0.43	$0.35	$0.45
AFFO per diluted common share	$0.44	$0.44	$0.44	$0.47
Dividends declared [5]	$35,810	$47,638	$47,659	$45,028
Footnotes:
[1] Primarily includes litigation costs resulting from the termination of the Former Service Provider and fees associated with the exploration of a potential equity offering.
[2] For the three months ended September 30, 2019, primarily includes non-cash write-off of deferred financing costs.
[3] Represents the amount of deferred rent pursuant to lease negotiations which qualify for FASB relief for which rent was deferred but not reduced. These amounts are included in the straight-line rent balances but are considered to be cash that is expected to be collected.
[4] For AFFO purposes, we add back unrealized (gain) loss. For the three months ended June 30, 2020, loss on derivative instruments were $0.3 million which consisted of unrealized losses of $1.3 million and realized gains of $1.0 million. For the three months ended March 31, 2020, gains on derivative instruments were $3.1 million which consisted of unrealized gains of $2.1 million and realized gains of $1.0 million. For the three months ended December 31, 2019, losses on derivative instruments were $3.9 million, which were comprised of unrealized losses of $4.6 million and realized gains of $0.7 million. For the three months ended September 30, 2019, gains on derivative instruments were $3.0 million which consisted of unrealized gains of $1.7 million and realized gains of $1.3 million.
[5] Dividends declared to common stockholders only, and do not include distributions to non-controlling interest holders or holders of Series
A Preferred Stock or Series B Preferred Stock.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2020 (Unaudited)

Debt Overview
As of June 30, 2020

Year of Maturity	Number of Encumbered Properties	Weighted-Average Debt Maturity (Years)	Weighted-Average Interest Rate [1]	Total Outstanding Balance [2] (In thousands)	Percent
Non-Recourse Debt
2020 (remainder)	—	—	—%	$—
2021	—	—	—%	—
2022	—	—	—%	—
2023	47	3.1	2.9%	332,979
2024	8	3.8	1.5%	217,842
2025	7	4.9	2.5%	78,603
Thereafter	56	8.4	4.3%	689,749
Total Non-Recourse Debt	118	6.1	3.4%	1,319,173	64%

Recourse Debt
Revolving Credit Facility		3.1	3.7%	344,592
Term Loan		4.1	1.9%	403,738
Total Recourse Debt		3.6	2.7%	748,330	36%

Total Debt		5.2	3.2%	$2,067,503	100%

Total Debt by Currency				Percent
USD				46%
EUR				38%
GBP				16%
Total				100%

Footnotes:

[1] As of June 30, 2020, the Company’s total combined debt was 86.6% fixed rate or swapped to a fixed rate and 13.4% floating rate.

[2] Excludes the effect of deferred financing costs, net and mortgage (discount) premium, net. Current balances as of June 30, 2020 are shown in the year the debt matures.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2020 (Unaudited)

Future Minimum Lease Rents
As of June 30, 2020
Amounts in thousands

Future Minimum Base Rent Payments [1]
2020 (remainder)	$150,180
2021	304,123
2022	294,175
2023	271,729
2024	236,022
2025	195,891
Thereafter	914,492
Total	$2,366,612
Footnotes:
[1] Base rent assumes exchange rates of £1.00 to $1.23 for GBP, €1.00 to $1.12 for EUR and C$1.00 to $0.73 as of June 30, 2020 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2020 (Unaudited)

Top Ten Tenants
As of June 30, 2020
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent
FedEx	Distribution	Freight	$13,984	5%
Whirlpool	Industrial/Distribution/Office	Consumer Goods	13,215	4%
Government Services Administration (GSA)	Office	Government	12,041	4%
Foster Wheeler	Office	Engineering	10,472	3%
ING Bank	Office	Financial Services	9,207	3%
Penske	Distribution	Logistics	8,500	3%
Finnair	Industrial	Aerospace	8,079	3%
Contractors Steel	Industrial	Metal Processing	7,958	3%
Trinity Health	Office	Healthcare	6,592	2%
Sagemcom	Office	Telecommunications	6,326	2%
Subtotal			96,374	32%

Remaining portfolio			211,559	68%

Total Portfolio			$307,933	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.23 for GBP, €1.00 to $1.12 for EUR and C$1.00 to $0.73 as of June 30, 2020 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2020 (Unaudited)

Diversification by Property Type
As of June 30, 2020
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [2]
Property Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Office	$147,491	48%	8,641	25%	$38,129	32%	2,301	15%
Industrial	87,646	28%	14,868	43%	56,526	47%	9,339	59%
Distribution	57,414	19%	9,724	28%	19,661	16%	4,016	25%
Retail	15,382	5%	1,325	4%	5,046	5%	265	1%
Total	$307,933	100%	34,558	100%	$119,362	100%	15,921	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.23 for GBP, €1.00 to $1.12 for EUR and
C$1.00 to $0.73 as of June 30, 2020 for illustrative purposes, as applicable.

[2] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2020 (Unaudited)

Diversification by Tenant Industry
As of June 30, 2020
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [3]
Industry Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Financial Services	$30,495	10%	2,126	6%	$—	—%	—	—%
Healthcare	23,191	8%	1,049	3%	11,598	9%	626	4%
Technology	20,565	7%	1,084	3%	2,486	2%	178	1%
Consumer Goods	16,911	5%	4,061	12%	14,264	12%	3,217	20%
Aerospace	15,848	5%	1,416	4%	4,606	4%	293	2%
Freight	14,923	5%	1,494	4%	6,994	6%	774	5%
Government	14,385	5%	536	2%	11,645	10%	424	3%
Metal Processing	14,331	5%	2,472	7%	10,906	9%	1,852	12%
Logistics	14,133	5%	2,269	7%	1,132	1%	170	1%
Telecommunications	13,579	4%	865	3%	—	—%	—	—%
Auto Manufacturing	12,858	4%	2,400	7%	7,487	6%	1,102	7%
Energy	12,536	4%	1,169	3%	8,676	7%	801	5%
Pharmaceuticals	10,805	4%	476	1%	1,020	1%	86	1%
Engineering	10,472	3%	366	1%	—	—%	—	—%
Metal Fabrication	8,202	3%	1,208	3%	3,501	3%	496	3%
Discount Retail	7,635	2%	1,001	3%	1,851	2%	200	1%
Automotive Parts Supplier	7,564	2%	747	2%	5,340	4%	427	3%
Retail Food Distribution	7,157	2%	1,128	3%	825	1%	170	2%
Publishing	6,326	2%	873	3%	—	—%	—	—%
Home Furnishings	5,977	2%	2,456	7%	5,977	5%	2,456	15%
Specialty Retail	5,151	2%	486	1%	2,328	2%	206	1%
Food Manufacturing	3,979	1%	598	2%	3,979	3%	598	4%
Restaurant - Quick Service	3,367	1%	74	—%	3,194	3%	65	—%
Other	27,543	9%	4,204	13%	11,553	10%	1,780	11%
Total	$307,933	100%	34,558	100%	$119,362	100%	15,921	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.23 for GBP, €1.00 to $1.12 for EUR and
C$1.00 to $0.73 as of June 30, 2020 for illustrative purposes, as applicable.

[2] Other includes 23 industry types as of June 30, 2020.

[3] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2020 (Unaudited)

Diversification by Geography
As of June 30, 2020
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [2]
Region	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
United States	$195,153	63.4%	24,539	70.9%	$110,895	92.8%	15,405	96.8%
Michigan	43,861	14.2%	4,883	14.1%	25,826	21.6%	2,744	17.2%
Texas	24,230	7.9%	1,926	5.6%	11,171	9.4%	970	6.1%
Ohio	17,776	5.8%	4,099	11.9%	13,657	11.1%	3,060	19.2%
California	14,253	4.6%	673	2.0%	3,775	3.2%	284	1.8%
New Jersey	8,322	2.7%	349	1.0%	—	—%	—	—%
Tennessee	8,247	2.7%	1,125	3.3%	6,513	5.5%	662	4.2%
North Carolina	8,210	2.7%	2,657	7.7%	7,465	6.3%	2,628	16.5%
Indiana	6,936	2.3%	1,521	4.4%	3,700	3.1%	665	4.2%
Alabama	5,606	1.8%	257	0.8%	320	0.3%	58	0.4%
Illinois	5,369	1.7%	963	2.8%	4,793	4.0%	887	5.6%
South Carolina	4,912	1.6%	801	2.3%	4,912	4.1%	801	5.0%
Kentucky	4,287	1.4%	523	1.5%	3,379	2.8%	446	2.8%
Pennsylvania	4,223	1.4%	459	1.3%	1,915	1.6%	122	0.8%
Missouri	4,143	1.4%	348	1.0%	2,173	1.8%	258	1.6%
New York	3,956	1.3%	677	2.0%	450	0.4%	63	0.4%
Florida	2,775	0.9%	179	0.5%	2,775	2.3%	179	1.1%
Colorado	2,703	0.9%	87	0.3%	2,703	2.3%	87	0.5%
Massachusetts	2,239	0.7%	192	0.6%	2,239	1.9%	192	1.2%
Minnesota	2,143	0.7%	150	0.4%	691	0.6%	103	0.6%
Kansas	2,118	0.7%	292	0.8%	1,922	1.6%	277	1.7%
Maine	1,889	0.6%	50	0.1%	1,889	1.6%	50	0.3%
Mississippi	1,580	0.5%	314	0.9%	283	0.2%	14	0.1%
Georgia	1,557	0.5%	492	1.4%	—	—%	—	—%
New Hampshire	1,457	0.5%	247	0.7%	1,058	0.9%	164	1.0%
South Dakota	1,289	0.4%	54	0.2%	1,289	1.1%	54	0.3%
Vermont	1,166	0.4%	213	0.6%	—	—%	—	—%
Nebraska	1,150	0.4%	101	0.3%	278	0.2%	27	0.2%
Iowa	1,117	0.4%	236	0.7%	1,117	0.9%	236	1.5%
Louisiana	1,111	0.4%	112	0.3%	434	0.4%	36	0.2%
West Virginia	980	0.3%	104	0.3%	—	—%	—	—%
North Dakota	884	0.3%	47	0.1%	884	0.7%	47	0.3%
Maryland	785	0.3%	120	0.4%	785	0.7%	120	0.8%
Oklahoma	699	0.2%	79	0.2%	699	0.6%	79	0.5%
New Mexico	556	0.2%	46	0.1%	556	0.5%	46	0.3%
Wyoming	498	0.2%	37	0.1%	—	—%	—	—%
Montana	441	0.1%	58	0.2%	—	—%	—	—%
Idaho	441	0.1%	22	0.1%	—	—%	—	—%
Delaware	362	0.1%	10	—%	362	0.3%	10	0.1%
Nevada	344	0.1%	14	—%	344	0.3%	14	0.1%
Utah	303	0.1%	12	—%	303	0.3%	12	0.1%
Virginia	235	0.1%	10	—%	235	0.2%	10	0.1%
United Kingdom	50,969	16.6%	4,031	11.7%	—	—%	—	—%
The Netherlands	13,870	4.5%	849	2.5%	2,328	2.0%	206	1.3%
Finland	13,863	4.5%	1,457	4.2%	—	—%	—	—%
France	12,776	4.2%	1,632	4.7%	—	—%	—	—%
Germany	9,694	3.2%	1,584	4.6%	—	—%	—	—%
Luxembourg	5,470	1.8%	156	0.5%	—	—%	—	—%
Puerto Rico	3,194	1.0%	65	0.2%	3,195	2.7%	65	0.4%
Italy	2,240	0.7%	196	0.6%	2,240	1.9%	196	1.2%
Canada	704	0.2%	49	0.1%	704	0.6%	49	0.3%
Total	$307,933	100%	34,558	100%	$119,362	100%	15,921	100%

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2020 (Unaudited)

Footnotes:
[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.23 for GBP, €1.00 to $1.12 for EUR and
C$1.00 to $0.73 as of June 30, 2020 for illustrative purposes, as applicable.
[2] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2020 (Unaudited)

Lease Expirations
As of June 30, 2020

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Rentable Square Feet	Percent of Rentable Square Feet Expiring
		(In thousands)		(In thousands)
2020 (Remaining)	—	$—	—%	—	—%
2021	2	4,944	1.6%	323	0.9%
2022	17	24,558	8.0%	1,653	4.8%
2023	29	25,741	8.4%	2,319	6.7%
2024	38	46,521	15.1%	4,598	13.4%
2025	38	37,060	12.0%	3,237	9.4%
2026	18	21,176	6.9%	2,079	6.0%
2027	19	7,776	2.5%	788	2.3%
2028	41	29,657	9.6%	4,171	12.1%
2029	20	24,763	8.0%	2,910	8.5%
2030	17	16,270	5.3%	1,065	3.1%
2031	12	19,550	6.3%	3,655	10.6%
2032	18	12,725	4.1%	1,146	3.3%
2033	4	12,080	3.9%	1,045	3.0%
2034	1	923	0.3%	228	0.7%
2035	4	5,185	1.7%	559	1.6%
Thereafter (>2035)	17	19,004	6.3%	4,658	13.6%
Total	295	$307,933	100%	34,434	100%

[1] Annualized rental income converted from local currency into USD as of June 30, 2020 for the in-place lease in the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.